Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)           Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)           Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  January 23, 2013
Columbia Capital Equity Partners IV (QP), L.P.

By:         Columbia Capital Equity Partners IV, L.P.
Its:          General Partner

By:         Columbia Capital IV, LLC
Its:          Investment Manager

By:         /s/ Donald A. Doering
Name:    Donald A. Doering
Title:      Executive Vice President

Columbia Capital Equity Partners IV (QPCO), L.P.

By:         Columbia Capital Equity Partners IV, L.P.
Its:          General Partner

By:         Columbia Capital IV, LLC
Its:          Investment Manager

By:         /s/ Donald A. Doering
Name:    Donald A. Doering
Title:      Executive Vice President

Columbia Capital Employee Investors IV, L.P.

By:         Columbia Capital IV, LLC
Its:          General Partner

By:         /s/ Donald A. Doering
Name:    Donald A. Doering
Title:      Executive Vice President

Columbia Capital IV, LLC

By:         /s/ Donald A. Doering
Name:    Donald A. Doering
Title:      Executive Vice President

Harry F. Hopper, III

By:         /s/ Donald A. Doering
Name:    Donald A. Doering
Title:      Attorney-in-Fact

James B. Fleming, Jr.

By:         /s/ Donald A. Doering
Name:    Donald A. Doering
Title:      Attorney-in-Fact

R. Phillip Herget, III

By:         /s/ Donald A. Doering
Name:    Donald A. Doering
Title:      Attorney-in-Fact